Exhibit 21.1

The Company’s principal subsidiaries as of December 31, 2020 are listed below. All other subsidiaries of the Company, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary of the Company.

Subsidiaries (Alphabetically)	State of Inc.
ActivStyle Holding Company	DELAWARE
ActivStyle, LLC	MINNESOTA
AdaptHealth Missouri LLC	MISSOURI
AdaptHealth Holdings LLC	DELAWARE
AdaptHealth Intermediate Holdco LLC	DELAWARE
AdaptHealth LLC	DELAWARE
AdaptHealth New England LLC	DELAWARE
AdaptHealth Patient Care Solutions LLC	PENNSYLVANIA
Advocate Medical Services, LLC	FLORIDA
AirCare Home Respiratory, LLC	CALIFORNIA
All American Home Aid, LLC	MASSACHUSETTS
American Ancillaries, Inc.	NEVADA
Americoast Maryland LLC	DELAWARE
Bennett Medical Services LLC	NEVADA
Braden Partners, L.P.	CALIFORNIA
Champlain Valley Brace and Limb, LLC	NEW YORK
Choice Medical Health Care, LLC	ILLINOIS
Clearview Medical Incorporated	TEXAS
Diabetes Management & Supplies LLC	LOUISIANA
Diabetes Medical Supply Center of the Midlands	NEBRASKA
DSCM Holdco Inc.	NEBRASKA
Family Home Medical Supply LLC	PENNSYLVANIA
Family Medical Supply LLC	NORTH CAROLINA
Florida Home Medical Supply, LLC	FLORIDA
Gould’s Discount Medical, LLC	KENTUCKY
Halprin, Incorporated	NEW YORK
Healthline Medical Equipment, LLC	TEXAS
Home Medical Express, Inc.	ILLINOIS
Home MediService, LLC	MARYLAND
Huey’s Home Medical, LLC	DELAWARE
J.M.R. Medical, LLC	DELAWARE
LCP Solara Blocker Corp.	DELAWARE
Legacy Home Medical, LLC	UTAH
M.A.R.Y. Medical, LLC	CALIFORNIA
Med Star Surgical & Breathing Equipment Inc.	NEW YORK
Med Way Medical, Inc.	UTAH
Medbridge Home Medical LLC	DELAWARE
Med-Equip, Inc.	PENNSYLVANIA
Meddix, LLC	MISSOURI
Medstar Holdings LLC	DELAWARE
New England Home Medical Equipment LLC	MASSACHUSETTS
NRE Holding Corporation	DELAWARE
Ocean Home Health Supply LLC	NEW JERSEY
Ogles Oxygen, LLC	SOUTH CAROLINA
Pal-Med, LLC	SOUTH CAROLINA
Palmetto Oxygen, LLC	SOUTH CAROLINA
Pinnacle Medical Solutions LLC	MISSISSIPPI
Pinnacle Medical Solutions, Inc.	DELAWARE
PPS HME Holdings LLC	DELAWARE
PPS HME LLC	DELAWARE
Rely Medical Supply, LLC	COLORADO
Respiratory Services of Western New York Inc.	NEW YORK
Roberts Home Medical, LLC	MARYLAND
Royal Homestar LLC	DELAWARE

Subsidiaries (Alphabetically)	State of Inc.
Royal Medical Supply, Inc.	PENNSYLVANIA
Senior Care Service, LLC	COLORADO
Skoro Enterprises LLC	TEXAS
Sleep Therapy LLC	MINNESOTA
Solara Holdings, LLC	DELAWARE
Solara Intermediate, LLC	DELAWARE
Solara Medical Supplies, LLC	CALIFORNIA
Sound Oxygen Service LLC	WASHINGTON
Total Respiratory, LLC	DELAWARE
TriCounty Medical Equipment and Supply, LLC	PENNSYLVANIA
Verus Healthcare, Inc.	DELAWARE
Verus Healthcare, LLC	DELAWARE